UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant                                                 [ x ]
Filed by a Party other than the Registrant                [   ]

Check the appropriate box:

[ x ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a -12

     NORD RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each Class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.

	3)	Filing Party:

	4)	Date Filed:

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 17, 2007

     Dear Stockholder:

     The Annual Meeting of Stockholders (the “Annual Meeting”) of Nord Resources Corporation (the “Company”) will be held at the Holiday Inn Express, located at 620 East Wetmore Road, Tucson, Arizona 85705, on October 17, 2007 at 10:00 a.m. (Mountain Time).

At the Annual Meeting, stockholders will be asked:

1.	To elect Ronald A. Hirsch, John T. Perry, Stephen D. Seymour, Douglas P. Hamilton, John F. Cook and T. Sean Harvey to our Board of Directors;

2.	To approve an amendment to the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000;

3.	To ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.	To transact any other business properly brought before the Annual Meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record of the Company’s common stock at the close of business on September 6, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     It is important that your shares be represented and voted at the Annual Meeting. If you are the registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

     If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of September 6, 2007 prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee) you must also provide proof of beneficial ownership as of September 6, 2007, such as your most recent account statement prior to September 6, 2007, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

By Order of the Board of Directors

Ronald A. Hirsch

Chairman of the Board
September 14, 2007

- ii -

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON OCTOBER 17, 2007

THE ANNUAL MEETING

General

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nord Resources Corporation (“we”, the “Company” or “Nord”) for use at the 2007 annual meeting of the stockholders to be held on October 17, 2007 at 10:00 a.m. (Mountain Time) at the Holiday Inn Express located at 620 East Wetmore Road, Tucson, Arizona, 85705 and at any adjournment thereof, for the purposes set forth in the accompanying notice of annual meeting.

     This proxy statement, the notice of meeting, the enclosed form of proxy and our Annual Report on Form 10-KSB for the year ended December 31, 2006 are expected to be mailed to our stockholders on or about September 14, 2007.

     Our principal executive office is located at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Entitlement to Vote

     If you are a registered holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the annual meeting or by proxy in the manner described below under “Voting of Proxies.” If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Voting of Proxies

     You can vote the shares that you own of record on the record date by either attending the annual meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the annual meeting and to vote in person.

You may revoke your proxy at any time before it is voted by:

(a) filing a written notice of revocation of proxy with our corporate secretary at any time before the taking of the vote at the annual meeting;

(b) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary at any time before the taking of the vote at the annual meeting; or

(c) attending at the annual meeting, giving affirmative notice at the annual meeting that you intend to revoke your proxy and voting in person. Please note that your attendance at the annual meeting will not, in and of itself, revoke your proxy.

     All shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying notice of meeting. The shares represented by each proxy will also be voted for or against such other matters as may properly come before the annual meeting in the discretion of the persons named in the proxy as proxy holders. We are not aware of any other matters to be presented for action at the annual meeting other than those described herein.

     Any written revocation of proxy or subsequent later-dated proxy should be delivered to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attention: John T. Perry, President.

Record Date And Shares Entitled To Vote

     Our Board of Directors has fixed the close of business on September 6, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. At the record date, there were approximately <>35,271,685 shares of our common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record at the record date. There are no separate voting groups or separate series of stock. There is no cumulative voting in the election of directors.

Quorum

     A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the annual meeting is one-third of our issued and outstanding shares as of the record date.

     In order to be counted for purposes of determining whether a quorum exists at the annual meeting, shares must be present at the annual meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

1.	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

2.	shares represented by properly executed proxies for which no instruction has been given; and

3.	broker non-votes.

     Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Votes Required

     Proposal One – Election of Directors: The affirmative vote of the holders of a plurality of the shares of common stock voting is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. A vote is withheld when a properly executed proxy is marked WITHHOLD for the election of one or more directors. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors.

     Proposal Two – Changes to Amended Certificate of Incorporation: The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required for the approval of the amendment to our Amended Certificate of Incorporation to increase the authorized number of shares of our common stock. Stockholders may vote in favor of or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, and will have the same effect as a vote against this proposal.

     Proposal Three – Appointment of Accountants: The affirmative vote of the holders of a majority of our common stock represented at the annual meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor or against any proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be “votes cast”, and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

Stockholder Proposals

No proposals have been received from any stockholder to be considered at the annual meeting.

Other Matters

     It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

Solicitation of Proxies

     This proxy solicitation is being made on behalf of our Board of Directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold as of the record date. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of July 31, 2007 regarding the beneficial ownership of our common stock by:

each person who is known by us to beneficially own more than 5% of our shares of common stock; and
each named executive officer, each director and all of our directors and executive officers as a group.

     The number of shares beneficially owned and the percentage of shares beneficially owned are based on 35,271,685 shares of common stock outstanding as of July 31, 2007.

     For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following July 31, 2007, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	As of July 31, 2007
Name and Address of Beneficial Owner	Shares(1)	Percent
Named Executive Officers and Directors(2)
Ronald A. Hirsch(3)	7,265,526 (4)	19.9%
Chairman

John T. Perry (5)	2,022,381 (6)	5.6%
President, Chief Executive Officer, Chief Financial
Officer, Secretary and Treasurer and Director

Stephen D. Seymour	4,904,853 (7)	13.4%
Director

Douglas P. Hamilton(8)	183,333 (9)	0.5%
Director

John F. Cook(8)	351,842 (10)	1.0%
Director

T. Sean Harvey (11)	50,000 (12)	0.1%
Director

Erland A. Anderson(13)	1,600,001 (14)	4.4%

Executive Vice President and Chief Operating Officer
Directors and Executive Officers as a Group	16,377,936 (15)	40.9%
(Eight Persons)

Beneficial Owners of in Excess of 5% (other than
Named Executive Officers and Directors)
John F. Champagne	3,105,000	8.8%

Auramet Trading, LLC	2,568,640(16)	7.1%

(1)

Based on 35,271,685 shares of common stock issued and outstanding as of July 31, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This table does not reflect up to 30,666,700 shares of common stock issuable, without the payment of any additional consideration, upon the conversion of 30,666,700 special warrants that were offered and sold in an unregistered private placement that closed on June 5, 2007; nor does it reflect up to 15,333,350 shares of common stock issuable upon the exercise of common stock purchase warrants, which in turn are issuable upon the conversion of the special warrants. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and except as noted below.

(2)	The address of the executive officers and directors is c/o Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.
(3)	Mr. Hirsch also held the position of Chief Executive Officer of the Company until February 15, 2006. Mr. Hirsch remains Chairman of the Board of Directors.
(4)	Includes warrants to acquire up to 1,130,000 shares of common stock exercisable within sixty days. Also includes options to acquire up to 141,668 shares of common stock exercisable within 60 days.

(5)	Mr. Perry was appointed to the Board of Directors on June 11, 2007 and was appointed President and Chief Executive Officer of the Company effective April 23, 2007.
(6)	Includes options to acquire up to 716,667 shares of common stock and warrants to acquire up to 142,857 shares of common stock exercisable within 60 days.
(7)

Includes warrants to acquire up to 1,130,000 shares of common stock and options to acquire up to 225,001 shares of common stock exercisable within 60 days, 1,575,000 shares of common stock held by Mr. Seymour as a co- trustee of a trust, 320,757 shares of common stock held jointly with his spouse, and 36,300 owned by his spouse. Mr. Seymour disclaims beneficial ownership of the 36,300 shares of common stock owned by his spouse.

(8)	Messrs. Hamilton and Cook were appointed to the Board of Directors on February 15, 2006.
(9)	Includes options to acquire up to 183,333 shares of common stock exercisable within 60 days.
(10)

Includes warrants to acquire up to 71,429 shares of common stock exercisable within sixty days and 97,080 shares of common stock, all of which are owned by Tormin Resources Limited, a company owned and controlled by Mr. Cook. Also includes options to acquire up to 183,333 shares of common stock exercisable within 60 days.

(11)	Mr. Harvey was appointed to the Board of Directors on June 11, 2007.
(12)	Includes options to acquire up to 50,000 shares of common stock exercisable within 60 days.
(13)

Mr. Anderson was also President and a director of the Company until February 15, 2006. Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on February 15, 2006, and succeeded Mr. Tintor as President and Chief Executive Officer, on an interim basis, on August 21, 2006. Mr. Nicholas Tintor served as President and Chief Executive Officer from February 15, 2006 until August 21, 2006 when he was succeeded by Mr. Anderson. At the time of his resignation on August 21, 2006, Mr. Tintor held 233,614 shares of common stock and warrants to acquire up to 57,143 shares of common stock exercisable within 60 days. On April 23, 2007, Mr. Anderson resigned as interim President and Chief Executive Officer and was appointed Executive Vice President and Chief Operating Officer.

(14)	Includes options to acquire up to 775,001 shares of common stock exercisable within 60 days.
(15)	Includes options to acquire up to 2,275,003 shares of common stock and warrants to acquire up to 2,474,286 shares of common stock exercisable within 60 days.
(16)	Includes warrants to acquire up to 968,640 shares of common stock exercisable within 60 days.

     We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the annual meeting except for our current and future directors and executive officers inasmuch as they may be elected to office:

1.	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;
2.	each nominee for election as one of our directors; or
3.	any associate of any of the foregoing persons.

     None of the above persons has any extra or special benefit in their capacity as a security holder of the Company.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

     We propose to elect six directors, each to hold office until each director’s successor is elected and qualified at our next annual meeting.

     The persons named in the enclosed proxy will vote it for the election of the nominees listed under “Nominees for Election of Directors” below unless you instruct them otherwise, or unless a nominee is unwilling to serve as a director of our Company. Our Board of Directors has no reason to believe that any nominee will be unwilling to serve, but if a nominee should determine not to serve, the persons named in the proxy may vote for another candidate nominated by our Board of Directors.

     The affirmative vote of a plurality of the votes present in person or by proxy at the annual meeting and entitled to vote on the election of directors is required for election of each nominee as a director. Our Amended Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

     Ronald A. Hirsch, John T. Perry, Stephen D. Seymour, John F. Cook, Douglas P. Hamilton and T. Sean Harvey, each of whom are current directors, have been nominated by our Board of Directors for election. It is the intention of the persons named in the accompanying form of proxy to vote proxies for the election of these individuals and each of the nominees has consented to being named in this proxy statement and to serve, if elected. In the event that any or all of these individuals should for some reason, presently unknown, become unavailable for election, the persons named in the form of proxy intend to vote for substitute nominees.

Directors and Executive Officers

     The following table and information that follows sets forth the names and positions of our directors and executive officers:

Name and Municipality		Current Office with
of Residence	Age	Nord Resources Corporation	Director Since

Ronald A. Hirsch(1)	64	Director and Chairman	September 7, 2000
Laguna Beach, CA

John T. Perry(2)	41	President, Chief Executive Officer, Chief	June 11, 2007
Tucson, AZ		Financial Officer, Secretary, Treasurer and a
		Director

Stephen D. Seymour	65	Director	October 15, 2003
Baltimore, MD

Douglas P. Hamilton	65	Director	February 15, 2006
North Chatham, MA

John F. Cook	67	Director	February 15, 2006
Roslin, ON

Name and Municipality		Current Office with
of Residence	Age	Nord Resources Corporation	Director Since

T. Sean Harvey	48	Director	June 11, 2007
Toronto, ON

Erland A. Anderson(3)	64	Executive Vice President and Chief Operating	N/A
Tucson, AZ		Officer

(1)	Mr. Hirsch also held the position of Chief Executive Officer of the Company until February 15, 2006. Mr. Hirsch remains Chairman of the Board of Directors.
(2)	Mr. Perry was appointed to the Board of Directors on June 11, 2007 and was appointed President and Chief Executive Officer of the Company effective April 23, 2007.
(3)

Mr. Anderson was also President and a director of the Company until February 15, 2006. Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on February 15, 2006, and succeeded Mr. Tintor as President and Chief Executive Officer, on an interim basis, on August 21, 2006. Mr. Nicholas Tintor served as President and Chief Executive Officer from February 15, 2006 until August 21, 2006 and was succeeded by Mr. Erland Anderson on an interim basis. On April 23, 2007, Mr. Anderson resigned as interim President and Chief Executive Officer and was appointed Executive Vice President and Chief Operating Officer.

     The following is a description of the business background of the directors, director nominees and executive officers of our company.

     Ronald A. Hirsch – Mr. Hirsch has been a director of our company since September 7, 2000 and Chairman since October 20, 2003. He was also Chief Executive Officer from October 20, 2003 until February 15, 2006. Mr. Hirsch has over 30 years experience in the investment and corporate finance community. From January 2000 to October 2003, he was the President of Hirsch Enterprises, a private investment firm based in Laguna Beach, California. Until 1997, Mr. Hirsch was Senior Vice President -Investments with Lehman Brothers in New York where he was employed for 20 years, and previous to that was with Dean Witter for five years. He holds a bachelors degree in economics from Michigan State University and pursued advanced studies in Finance at New York University.

     John T. Perry – Mr. Perry has been a director of our company since June 11, 2007 and President and Chief Executive Officer since April 23, 2007. Mr. Perry was appointed as our Senior Vice President and Chief Financial Officer on April 1, 2005 and Secretary and Treasurer in September 2005. Mr. Perry has over 17 years (1989 to present) of mining and metals industry experience. Before joining our company, Mr. Perry was Vice President, Director with CB Richard Ellis, International Mining and Metals Group from December 2003 to August 2005. Prior to that, he held various positions with BHP Billiton Base Metals and BHP Copper Inc., including Vice President Finance with BHP Billiton Base Metals from August 2002 to November 2003, President, BHP Copper, Inc. from August 1999 to August 2002, and Vice President Finance and Administration for BHP Copper, Inc. He is a Certified Public Accountant and holds an undergraduate degree in Accounting and Finance as well as an MBA from the University of Arizona.

     Stephen D. Seymour – Mr. Seymour was appointed a director of our company on October 15, 2003. He has over 30 years experience in sales, marketing and finance. Mr. Seymour has owned and been employed by Rockland Investments since 1986. He spent 15 years with Westinghouse Broadcasting where he was head of all television sales and marketing and a member of the board of the Broadcasting Division. Since 1980, he has specialized in leveraged buy outs, turn around situations and under managed and under capitalized ventures. Mr. Seymour holds an undergraduate degree from Rutgers University and an MBA from Columbia University.

     Douglas P. Hamilton – Mr. Hamilton has been a director of our company since February 15, 2006. He has over 30 years of experience in operations and finance in the power generation, automotive and aerospace industries. Mr. Hamilton has been retired since 1997. Prior to his retirement, he was Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996-1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. (1993-1996). Prior to that, he held various executive and management positions at United Technologies, Corporation and Ingersoll-Rand Company. Mr. Hamilton holds an AB degree in Engineering Science from Dartmouth College and an MBA in accounting from Columbia University.

     John F. Cook – Mr. Cook has been a director of our company since February 15, 2006. Prior to that, for the past five years Mr. Cook has been the President of Tormin Resources Limited, a private company providing consulting services to the mining industry. He holds a Bachelor of Engineering (Mining), C. Eng UK, and P. Eng Ontario, and brings to Nord more than 40 years of experience in the operations and management of mining companies. Mr. Cook’s positions included Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974-78), Associate and Principal, Golder Associates Ltd. (1978-83), Senior Project Manager, General Manager, and Vice President Engineering, Lac Minerals Ltd. (1983-90), Vice President Operations, Goldcorp Inc. (1990-94), and Navan Resources Plc, Operations Director (1994-96). Currently, Mr. Cook serves as the Chairman of Wolfden Resources Inc. and of Anaconda Gold Corp. He is also a director of GLR Resources Inc., Uranium City Resources Inc. and MBMI Resources Inc.

     T. Sean Harvey – Mr. Harvey was appointed as a director of the Company on June 11, 2007. He is a co-founder and, since January 2004, has served as the Non-Executive Chairman of Andina Minerals, Inc., a Toronto-based exploration-stage mining company listed on the TSX Venture Exchange. Mr. Harvey also served as the President, Chief Executive Officer and a director of Orvana Minerals Corp. (April 2005 – May 2006), a mining company listed on the Toronto Stock Exchange, and as the President, Chief Executive Officer and a director of Atlantico Gold Inc. (May 2003 – January 2004), a private company that acquired the Amapari gold project in Brazil in 2003, and that was subsequently acquired by Wheaton River Minerals Ltd. Prior to that, Mr. Harvey served as: the President, Chief Executive Officer, Chief Operating Officer and a director of TVX Gold Inc. (April 2001 – January 2003), a mining company listed on the Toronto and New York Stock Exchanges; a financial consultant to the EBX Group of Companies based in Rio de Janeiro (April 2000 – March 2001); a Director at Deutsche Bank Securities Limited (August 1998 – March 2000) in Toronto, where he was a member of the Investment Banking Group and the Global Mining and Metals team; a Director as Nesbitt Burns Inc. (Burns Fry Ltd.) (February 1990 – July 1998) in Toronto, where he was a member of the Investment Banking Group; a Financial Analyst at IBM Canada Limited (February 1989 – February 1990); and an Assistant Manager, CIBC (March 1988 – February 1989). Mr. Harvey holds an Honours Bachelor of Arts degree (Economics and Geography) and a Master of Arts degree (Economics) from Carleton University, a Bachelor of Laws degree from the University of Western Ontario and an MBA from the University of Toronto. He is also a member of the Law Society of Upper Canada.

     Erland A. Anderson – Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on April 23, 2007. Prior to that, he served as interim President and Chief Executive Officer from August 21, 2006 to April 23, 2007. Prior to this, Mr. Anderson had served as our Chief Operating Officer and Executive Vice President since February 15, 2006, and as our President and a director from October 2003 until February 15, 2006. Mr. Anderson has over 35 years operational experience in the mining industry. From December 30, 2002 to October 2003, he was our Vice President. From June, 1999 to December 30, 2002, he served as the Company’s Operations Manager and from 1994 to 1999 was North American Operations Manager for Nord Pacific Limited. Prior to 1994, Mr. Anderson was Vice President of Minera Roca Roja, S.A. de C.V., Walhalla Mining Company and Keweenaw Copper Company and a Director of Technical Services for St. Joe Minerals Corporation where he was employed for 14 years and had responsibility for mine planning and technical services. Mr. Anderson holds a degree in Civil Engineering Technology from Michigan Technological University and is a member of the Society for Mining, Metallurgy, and Exploration of the American Institute of Mining, Metallurgical, and Petroleum Engineers.

     Our directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors.

Meetings of Directors During the Last Fiscal Year

     The Company’s Board of Directors held 22 meetings during the fiscal year ended December 31, 2006. Each director except Wade Nesmith attended at least 75% of the aggregate of: (i) the total number of board meetings held while he was a director; and (ii) total meetings held by committees on which he served during the periods that he served. Mr. Nesmith attended 73% of the board and committee meetings held during the fiscal year ended December 31, 2006.

     The Company does not have a formal policy with respect to director attendance at annual stockholders meetings, however, all directors are encouraged to attend. A total of three directors from the Board of Directors as it was comprised at the time attended the annual stockholders meeting last year.

Board Independence

     The Board of Directors determined that Douglas P. Hamilton, John F. Cook, Stephen Seymour and T. Sean Harvey each qualify as independent directors under the listing standards of the American Stock Exchange (the “AMEX”). Our former director, Mr. Wade Nesmith, was also determined to be independent under these standards during his service on the Board of Directors until his resignation in March of 2007.

     In determining Mr. Stephen Seymour’s independence, the Board of Directors considered certain loans and advances that Mr. Seymour had previously made to the Corporation and which have been repaid by the Corporation. For further details on these transactions, please refer to the section entitled “Certain Relationships and Related Transactions” under the headings “TMD Acquisition”, “Revolving Line of Credit” and “Convertible Promissory Notes”. The Board of Directors determined that since these transactions relate to the repayment of outstanding loans or advances made by Mr. Seymour to or on behalf of the Corporation, that such transactions were not compensatory in nature and do not interfere with Mr. Seymour’s ability to exercise independent judgment.

Committees of the Board of Directors

     Our Board of Directors currently has three board committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. These Committees were established in February 2006.

     The information below sets out the current members of each of the Company’s board committees and summarizes the functions of each of the committees.

Audit Committee

     Our Audit Committee has been structured to comply with Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Audit Committee is comprised of Douglas P. Hamilton, John F. Cook, and T. Sean Harvey, all of whom qualify as independent directors under the rules of the AMEX. Douglas P. Hamilton is the Chairman of the Audit Committee and our Board of Directors has determined that he satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-B of the rules of the Securities and Exchange Commission (“SEC”). Each Audit Committee member is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

     The Audit Committee will meet with management and our external auditors to review matters affecting the Company’s financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee will review our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off balance sheet transactions.

     The Audit Committee is mandated to monitor our Company’s audit and the preparation of financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our company’s public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the Board of Directors. The Audit Committee and Board of Directors each have the authority to terminate the external auditor’s engagement (subject to confirmation by our stockholders). The Audit Committee will also approve in advance any permitted services to be provided by the external auditors which are not related to the audit.

     We will provide appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

     The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the AMEX. A copy of the Audit Committee charter was attached as an exhibit to our proxy statement for the 2006 annual meeting of stockholders.

     The Audit Committee discharged its mandate in respect of the financial year ended December 31, 2006, including the review and recommendation to the Board all financial disclosure contained in our company’s public documents. The Audit Committee held one meeting during the year ended December 31, 2006, and also acted through the adoption of written consent resolutions as permitted under the Delaware General Corporation Law and our company’s Amended and Restated Bylaws.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2006 with the Company’s management. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C., the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed, with Mayer Hoffman McCann P.C., their independence. The Audit Committee considered the compatibility of non-audit services with the auditors’ independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. The Audit Committee has selected Mayer Hoffman McCann P.C. to serve as the Company’s Independent Registered Public Accounting Firm for the year 2007.

The Audit Committee of the Board of Directors of Nord Resources Corporation:

Douglas P. Hamilton (Chairman)
T. Sean Harvey
John F. Cook

Compensation Committee

     The Compensation Committee is comprised of Douglas P. Hamilton, John F. Cook and T. Sean Harvey, all of whom qualify as independent directors under the rules of the AMEX. John F. Cook is the Chairman of the Compensation Committee. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of directors, executive officers and providing advice on compensation structures in the various jurisdictions in which our Company operates. In addition, the Compensation Committee reviews our overall salary objectives and any significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options and incentive and deferred compensation benefits.

The Compensation Committee does not currently have a written charter.

The Compensation Committee held no meetings during the year ended December 31, 2006.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is comprised of Stephen Seymour, Douglas P. Hamilton and John F. Cook, each of whom qualify as independent directors under the rules of the AMEX. Mr. Seymour is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of our company, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The Committee is responsible for the development and implementation of corporate communications to ensure the integrity of our disclosure controls and procedures, internal control over financial reporting and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of our Board of Directors’ relationship with our management.

     The Corporate Governance and Nominating Committee identifies individuals believed to be qualified to become board members and recommends individuals to fill vacancies. There are no minimum qualifications for consideration for nomination to be a director of the Company. The Committee will assess all nominees using the same criteria. In nominating candidates, the Committee takes into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character, as well as the needs of the Company. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the Committee and will evaluate nominees for election in the same manner whether the nominee has been recommended by a stockholder or otherwise. To recommend a nominee, please write to the Corporate Governance and Nominating Committee c/o Nord Resources Corporation, Attn: Secretary, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

     The Corporate Governance and Nominating Committee does not currently have a written charter.

     The Corporate Governance and Nominating Committee held no meetings during the year ended December 31, 2006.

Executive Committee

     We determined that it was no longer necessary to have an Executive Committee on the basis that the entire Board of Directors as it is currently comprised will oversee the matters previously delegated to the Executive Committee.

Stockholder Communications

     Stockholders may contact an individual director, the Board of Directors as a group, or a specified board committee or group, including the non-employee directors as a group, either by: (a) writing to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attn: Board of Directors; or (b) sending an e-mail message to info@nordresources.com.

     Our Secretary will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, to the appropriate committee of the Board of Directors or the entire Board of Directors depending on the nature of the communication. Such communications will be assessed by the recipients as soon as reasonably practical taking into consideration the nature of the communication and whether expedited review is appropriate.

Code of Ethics

     We have a Code of Ethics that applies to all directors and officers. This code summarizes the legal, ethical and regulatory standards that must be followed and is a reminder to the directors and officers of the seriousness of that commitment. Compliance with this Code of Ethics and high standards of business conduct is mandatory for each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	compliance with applicable governmental laws, rules and regulations;

3.	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the Code of Ethics; and

4.	accountability for adherence to the Code of Ethics.

     The Company will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Nord Resources Corporation, at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Involvement in Certain Legal Proceedings

     Except as disclosed in this proxy, during the past five years none of our directors or executive officers is, or has been, a general partner or executive officer of any business that filed a bankruptcy petition (or had a bankruptcy petition filed against it), either at the time of filing or within two years prior to such time.

     None of our directors or executive officers has, within the past five years, been convicted in a criminal proceeding or been the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

     None of our directors or executive officers has, within the past five years, been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

     None of our directors or executive officers has, within the past five years, been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Certain Relationships and Related Transactions

     Except for the transactions described below, since the beginning of our last fiscal year, none of our directors, nominees, officers or principal stockholders, nor any immediate family member of the foregoing, have any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which our company was or is to be a participant and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

TMD Acquisition

     In May 2004, we commenced pursuing an opportunity to acquire assets comprising ASARCO Inc.’s Tennessee Mines Division zinc business. Ronald Hirsch, the Chairman of our Board of Directors, and Stephen Seymour, a director of our company, subsequently agreed to assist us to preserve this opportunity by assuming the right to acquire ASARCO’s zinc assets, and assigning such right to TMD Acquisition, a corporation formed specifically to facilitate an asset purchase agreement with ASARCO dated March 21, 2005 in respect of the zinc assets. The principals of TMD Acquisition are Ronald Hirsch and Stephen Seymour.

     Pursuant to a Settlement Agreement and a related Assignment Agreement dated as of October 18, 2006 between our company and TMD Acquisition, we took an assignment of the asset purchase agreement between TMD Acquisition and ASARCO. We also agreed to reimburse TMD Acquisition for certain expenses in the aggregate amount of $365,000, and to assume certain accounts payable in the aggregate amount of $101,442, which had been incurred by TMD Acquisition in the preservation of the opportunity to acquire ASARCO’s zinc assets. We had previously advanced to TMD Acquisition the aggregate amount of $50,000 (evidenced by demand promissory notes dated February 27, 2006 and May 8, 2006, each in the principal amount of $25,000) to cover certain expenses that TMD Acquisition has incurred in preserving the opportunity to acquire ASARCO’s zinc assets. The loan was repaid by TMD Acquisition on December 27, 2006.

     Although ASARCO's trustee in bankruptcy sold the zinc assets, we instructed counsel to preserve any right of action that we might have against ASARCO and ASARCO’s trustee in bankruptcy. On December 12, 2006 we entered into a settlement agreement with ASARCO pursuant to which ASARCO paid us $475,000 in consideration of the execution and delivery by the parties of mutual general releases.

     The TMD Settlement Agreement provided that we would reimburse the $365,000 in expenses incurred by TMD Acquisition upon the earlier of certain specified events but no later than December 22, 2006. In addition, if we received any cash payment on account of the claim against ASARCO, we were required to first remit such portion of the cash payment to TMD Acquisition as will be required to fully pay the outstanding balance of TMD’s expenses. However, TMD Acquisition agreed to defer reimbursement of its expenses until our company’s financial position had improved. We repaid all outstanding amounts owed to TMD Acquisition on June 13, 2007, out of the net proceeds of the special warrant financing which closed on June 5, 2007.

Revolving Line of Credit

     On June 21, 2005, we entered into a $600,000 revolving line of credit agreement with Ronald Hirsch and Stephen Seymour. The line of credit was subject to interest at 6.0% per annum, and was to have matured on December 31, 2005. It was collateralized by accounts receivable, inventory, property and equipment, and other assets, but was later subordinated to our secured bridge loan from Nedbank. The maturity date was extended several times and ultimately was agreed to be the earlier of: (a) July 12, 2007; or (b) the closing of (i) an equity offering in which our company raised not less than $20,000,000, or (ii) a significant corporate transaction which resulted in a change of control of our company, or which involved a sale, lease, exchange or other transfer of all or substantially all of our company's assets or assets valued at $12,000,000 or greater. In addition, commencing May 1, 2006, the interest rate was changed from 6.0% per annum to M&T Bank's prime rate.

     In consideration for the issuance of the line of credit, our company agreed to issue to the lenders four shares of common stock and four warrants for every $1 loaned to our company. Each warrant entitles the lender to purchase one share of common stock at an exercise price of $0.25 for a period of three years. We drew down a total of $564,812 in principal, and we issued a total of 2,260,000 fully paid and non-assessable shares of common stock and 2,260,000 common stock warrants, under this facility. These shares, and the shares issuable upon exercise of these warrants, were made subject to registration rights.

     We repaid the outstanding principal and interest under this facility, totaling $569,664, on June 7, 2007.

Convertible Promissory Notes

     We issued a convertible promissory note dated August 19, 2004 to Stephen Seymour in the principal amount of $66,000, and a convertible promissory note dated October 4, 2004 to Ronald Hirsch in the principal amount of $106,000. We applied the proceeds from the loans evidenced by these notes to our working capital. The loans were subject to interest at 10% per annum, were unsecured and were extended several times, but ultimately were extended to mature on the earlier of: (a) July 12, 2007; or (b) the closing of (i) a registered equity offering and/or a debt project financing in which we raise not less than $25,000,000, or (ii) a significant corporate transaction which results in a change of control of our company, or which involves a sale, lease, exchange or other transfer of all or substantially all of our company's assets or assets valued at $12,000,000 or greater. These loans were repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.20 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.20 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.20 per share as the holder could determine. These loans were subordinated to our bridge loan from Nedbank Limited.

     On June 29, 2004, Ronald Hirsch exercised 1,750,000 stock options at an exercise price of $0.02 per share, for a total of $35,000. Subsequently, during April 2005, we agreed to rescind this stock option exercise and to reinstate the original 1,750,000 options at the exercise price and with the expiration date of the options under the original grant, in order to facilitate tax planning by Mr. Hirsch. Mr. Hirsch agreed that we could retain the $35,000 that he had paid to exercise the stock options as working capital, and we issued Mr. Hirsch a convertible promissory note for $35,000, dated as of June 29, 2004, being the date of the rescinded option exercise. The promissory note was subject to interest at 10% per annum, was unsecured and was extended several times, but ultimately was extended to mature on the earlier of: (a) July 12, 2007; or (b) the closing of (i) a registered equity offering and/or a debt project financing in which we raise not less than $25,000,000, or (ii) a significant corporate transaction which results in a change of control of our company, or which involves a sale, lease, exchange or other transfer of all or substantially all of our company's assets or assets valued at $12,000,000 or greater. This loan was repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.175 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.175 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.175 per share as the holder may determine. This loan was subordinated to the Bridge Loan with Nedbank Limited.

     We repaid the loans evidenced by these convertible promissory notes on June 29, 2007. We repaid 50% of the outstanding principal and interest, amounting in total to $132,636, in cash, and we issued: (a) 130,000 fully paid and non-assessable shares of common stock to Mr. Hirsch upon conversion of 50 percent of the outstanding principal and interest under the $35,000 convertible promissory note dated June 29, 2004, at a conversion price of $0.175 per share; (b) 212,195 fully paid and non-assessable shares of common stock to Mr. Seymour upon conversion of 50 percent of the outstanding principal and interest under the $66,000 convertible promissory note dated August 19, 2004, at a conversion price of $0.20 per share; (c) 337,458 fully paid and non-assessable shares of common stock to Mr. Hirsch upon conversion of 50 percent of the outstanding principal and interest under the $106,000 convertible promissory note dated October 4, 2004, at a conversion price of $0.20 per share. These shares were issued subject to registration rights.

Compensatory Arrangements

     On June 14, 2007 we paid a total of $1,942,623 in accrued and outstanding consulting fees, salaries and bonuses which have accrued over the past four years to Ronald Hirsch, the Chairman of our Board of Directors, John Perry, our President, Chief Executive Officer, Chief Financial Officer Secretary and Treasurer, and Erland Anderson, our Executive Vice President and Chief Operating Officer, as follows:

Name of Officer	Amount Paid	Nature of Payment
Ronald Hirsch	$ 145,000	Accrued consulting fees
	954,157	Accrued salary and bonus
John Perry	150,000	Accrued bonus
Erland Anderson	693,466	Accrued salary and bonus
	$ 1,942,623

Participation By Officers and Directors in Private Placements

     In September 2005, we commenced a private placement of equity securities up to a maximum of 1,428,571 units, whereby one unit, consisting of one share of common stock and a warrant to purchase one share of common stock, was offered for $0.35 per unit. We sold 899,644 units for a total of $314,875. The stock purchase warrants have an exercise price of $0.40 and expire in three years. We issued these securities to accredited investors, relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. Certain of our executive officers and former or current directors participated in the private placement as follows: Nicholas Tintor (57,143 units), Wade D. Nesmith (30,000 units), John T. Perry (142,857 units) and Tormin Resources Limited, a company owned and controlled by John F. Cook, (71,429 units). All insiders participated on the same terms as third party purchasers.

     In June 2007, we completed an unregistered private placement offering of 30,666,700 special warrants. The special warrants were offered and sold at a price of $0.75 per special warrant, for aggregate gross proceeds of $23,000,025. Each special warrant is convertible into one fully-paid and non-assessable share of common stock and one-half of one common share purchase warrant for no additional consideration. The special warrants are governed by the terms of a special warrant indenture among the Company, Computershare Trust Company of Canada, as the special warrant trustee, and Blackmont Capital Inc., dated June 5, 2007. The holder of a special warrant will not be deemed a holder of the underlying common stock or warrants until the special warrant is converted.

Under the terms of the special warrant indenture, we are required to:

(a)

file and obtain a receipt for a Canadian non-offering prospectus to qualify the issuance in Canada of (i) the shares of common stock and the warrants issuable upon conversion of the special warrants, and (ii) the shares of common stock issuable upon exercise of the warrants, and

(b)

file a registration statement under the Securities Act of 1933, as amended, in order to register the resale of (i) the shares issuable upon conversion of the special warrants, and (ii) the shares issuable upon exercise of the warrants.

     If we fail to obtain a receipt for a final Canadian prospectus and effectiveness of the U.S. registration statement no later than 5:00 p.m. (Pacific time) on December 3, 2007, being the 180th day following the closing date of the special warrant offering, we will be liable for a liquidity incentive payment to the investors equal to 1% per month (pro-rated), subject to a maximum liquidity incentive payment equal to an aggregate of 12% of the gross proceeds of the offering.

The special warrants will expire at 5:00 p.m. (Pacific time) on the earlier of:

(a)	the third business day following the date on which we obtain a receipt for the final Canadian prospectus;

(b)	the date that is four months and one day following the date on which we become a reporting issuer under the securities legislation of any province or territory of Canada; and

(c)	June 5, 2009, being the date which is two years following the date of the special warrant indenture.

     The holder of a special warrant that has not expired in accordance with its terms may elect to convert its special warrant into the underlying shares of common stock and warrants at any time after 5:00 p.m. (Pacific time) on December 3, 2007. Each special warrant that has not been converted by the holder will be converted by the special warrant trustee immediately prior to the time of its expiry without the need for any action on the part of the holder.

     A total of 15,333,350 warrants are issuable upon conversion of the special warrants. Each warrant, when issued, will entitle the holder to purchase one share of common stock until 5:00 p.m. (Pacific time) on June 5, 2012 at a price of $1.10 per share. The warrants are governed by the terms of a warrant indenture between us and Computershare Trust Company of Canada, as the warrant agent, dated June 5, 2007.

     Mr. Harvey purchased 187,500 Special Warrants. He was subsequently appointed to our Board of Directors on June 11, 2007, and has agreed to stand for re-election as a director for the ensuing year.

     Other than compensatory arrangements described under “Executive Compensation,” we have no other transactions, directly or indirectly, with our promoters, directors, senior officers or principal stockholders, which have materially affected or will materially affect us.

Conflicts of Interest

     To our knowledge, and other than as disclosed in this proxy, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Compliance with Section 16(A) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based on our review of the reports furnished to us by our officers, directors and greater than ten percent stockholders, during the fiscal year ended December 31, 2006, all such reports were timely filed.

EXECUTIVE COMPENSATION

Summary Compensation Table

Particulars of compensation awarded to, earned by or paid during the last two fiscal years to:

(a) the person(s) serving as our company’s principal executive officer during the year ended December 31, 2006;

(b) each of our company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the year ended December 31, 2006, and whose total compensation exceeds $100,000 per year; and

(c) individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the year ended December 31, 2006;

(the “named executive officers”) are set out in the summary compensation table below.

						Non-	Non-
						Equity	qualified	All Other
						Incentive	Deferred	Compen-
						Plan	Compen-	sation
Name and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)	($) (1)	($)	($)	($)	($)

Ronald A.	2006	200,000(3)	300,000(4)	-	-	-	-	11,538(6)	511,538
Hirsch	2005	200,000(3)	-	-	515,826(5)	-		-	715,826
Chairman
and Chief
Executive
Officer(2)

John T.	2006	203,000(7)	375,000(4)(8)	-	-	-	-	10,096(6)	588,096
Perry	2005	52,700(7)	75,000(8)	-	143,835	-	-	-	271,535
President,
Chief
Executive
Officer,
Chief
Financial
Officer,
Secretary
and
Treasurer

Nicholas	2006	-	88,235	-	-	-	-	233,000(10)	321,235
Tintor	2005	-	-	-	-	-	-	-	-
President and
Chief
Executive
Officer(9)

Erland A.	2006	150,000(12)	300,000(4)	-	126,633(13)	-	-	8,654(6)	585,287
Anderson	2005	150,000(12)	-	-	-	-	-	-	150,000
Executive
Vice
President and
Chief
Operating
Officer(11)

Notes

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executive officer, in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the options, refer to Note 1 under the heading “Stock-Based Compensation” and Note 8 under the heading “Stock Options” in our consolidated financial statements in the Form 10-KSB for the year ended December 31, 2006 as filed with the SEC.

(2)	Mr. Hirsch resigned as Chief Executive Officer of the Company effective February 15, 2006, but remains Chairman of the Board.
(3)	$200,000 of salary deferred in each of 2006 and 2005. This amount was paid on June 11, 2007. See “Certain Relationships and Related Party Transactions – Compensatory Arrangements”.
(4)

On October 16, 2006, our company’s board of directors declared bonuses of $300,000 to each of Mr. Hirsch, Mr. Anderson and Mr. Perry for their success in bringing our company back into compliance with its SEC reporting obligations and otherwise positioning our company to focus on its near-term objective of reactivating the Johnson Camp Mine. The bonuses were accrued and to be paid when our company has sufficient funds to make the payments, as determined in the discretion of the board of directors. These amounts were paid as to $150,000 to Mr. Perry on April 17, 2007 and the remaining amounts on June 14, 2007. See “Certain Relationships and Related Party Transactions – Compensatory Arrangements”.

(5)

Mr. Hirsch exercised 1,750,000 stock options at an aggregate exercise price of $35,000 during June 2004. During April 2005, we agreed to rescind this stock option exercise and to reinstate the original 1,750,000 options at the exercise price and with the expiration date of the options under the original grant. We issued Mr. Hirsch a convertible promissory note, dated as of the date of the rescinded option exercise, for the $35,000 received by us as the exercise price but which was not refunded to Mr. Hirsch upon cancellation of the underlying stock.

(6)	Vacation earned but not taken during the 2006 calendar year.
(7)	Fair value of shares in lieu of salary. The shares are “restricted securities” within the meaning assigned in Rule 144(a)(3) under the Securities Act of 1933.
(8)

$75,000 of which represents fair value of shares. We agreed to issue 500,000 shares of common stock to Mr. Perry as a signing bonus upon his employment by our company, of which 250,000 shares valued at $75,000 were issued upon the execution of the original memorandum of understanding between our company and Mr. Perry, and the remaining 250,000 shares valued at $75,000 were issued in April 2006. The shares are “restricted securities” within the meaning assigned in Rule 144(a)(3) under the Securities Act of 1933.

(9)	Mr. Tintor resigned as President and Chief Executive Officer on August 21, 2006.
(10)

We entered into a settlement agreement with Mr. Tintor following his resignation as our President and Chief Executive Officer pursuant to which we paid Mr. Tintor a total of $233,000 as follows: we paid $70,000 in cash upon execution of the agreement on September 29, 2006, and we paid the balance of $163,000 by issuing a total of 139,880 fully paid and non- assessable shares of common stock of our company to Mr. Tintor on January 7, 2007. Mr. Tintor had been granted 500,000 options on May 16, 2006, with a fair value of $188,806. These options were cancelled on September 29, 2006 pursuant to the settlement agreement. Additionally, Mr. Tintor had accrued but unpaid salary of $37,500 in 2006 which was forgiven pursuant to the settlement agreement.

(11)

Mr. Anderson was also President and a director of the Company until February 15, 2006. Mr. Anderson was appointed Executive Vice President and Chief Operating Officer on February 15, 2006, and succeeded Mr. Tintor as interim President and Chief Executive Officer, on an interim basis, on August 21, 2006. On April 23, 2007, Mr. Anderson resigned as President and Chief Executive Officer and was appointed Executive Vice President and Chief Operating Officer.

(12)

$90,000 and $98,000 of salary was deferred in 2006 and 2005, respectively. These amounts were paid on June 11, 2007. See “Certain Relationships and Related Party Transactions – Compensatory Arrangements”.

(13)

On February 1, 2006, Erland Anderson voluntarily surrendered for cancellation stock options entitling him to purchase up to 675,000 shares of our common stock at an exercise price of $0.02 per share, being the market price of one share of common stock on the grant date. In exchange for such options, Mr. Anderson was granted replacement options entitling him to purchase up to 675,000 shares of our common stock, exercisable for five years at an exercise price of $0.50 per share.

Outstanding Equity Awards as of December 31, 2006

     The following table summarizes the outstanding equity awards as of December 31, 2006 for each of our named executive officers:

Option Awards						Stock Awards

Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number	Payout
			Incentive					of	Value of
			Plan				Market	Unearned	Unearned
			Awards:			Number	Value of	Shares,	Shares,
	Number of	Number of	Number of			of Shares	Shares	Units or	Units or
	Securities	Securities	Securities			or Units	or Units	Other	Other
	Underlying	Underlying	Underlying			of Stock	of Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That	That	That	That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Ronald	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Hirsch

John T.	200,000	N/A	N/A	$0.30	4/1/2010	N/A	NA	NA	N/A
Perry	100,000	N/A	N/A	$0.40	4/1/2010
	100,000	N/A	N/A	$0.50	4/1/2010
	100,000	N/A	N/A	$0.60	4/1/2010

Erland A.	675,000	N/A	N/A	$0.50	2/1/ 2011	N/A	N/A	N/A	N/A
Anderson

     On June 11, 2007, the Board of Directors granted 500,000 common stock purchase options to John Perry and 250,000 common stock purchase options to Erland Anderson. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable for a period of ten years at a price of $0.68 per share. One-third of the options vested on the grant date and the remaining options will vest as to one-third on each of the first and second anniversaries of the grant date. Mr. Perry was granted an additional 150,000 options on the same terms in his capacity as a director. See “Compensation of Directors” below.

     On July 11, 2007 the Board of Directors granted an additional 50,000 common stock purchase options to Erland Anderson. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable for a period of ten years at a price of $0.85 per share. One-third of the options vested on the grant date and the remaining will vest as to one-third on each of the first and second anniversaries of the grant date.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Ronald Hirsch

     On January 2, 2004, we entered into an Executive Employment Agreement with Ronald Hirsch to serve as our CEO. The term of this agreement is for three years, and the agreement is subject to automatic renewals for successive one year periods unless cancelled by either of the parties. Mr. Hirsch’s base salary under the agreement is $200,000 annually. Mr. Hirsch is also entitled to participate in a formal incentive stock option plan, once adopted by us. In addition, Mr. Hirsch is entitled to participate in all health, insurance, retirement and other benefits provided to our other senior executives pursuant to authorization by our Board of Directors.

     The Executive Employment Agreement provides that, absent a change in control, if we terminate Mr. Hirsch for any reason not for cause (other than due to death or disability), we must pay to Mr. Hirsch (i) accrued unpaid salary, bonuses and expenses, if any, (ii) his base salary for the greater of the remaining term and 12 months, and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event we terminate Mr. Hirsch for any reason other than for death/disability or cause, we are required to pay Mr. Hirsch all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his base salary, and we are required to pay for his health, medical, and disability insurance premiums for 18 months. Mr. Hirsch may also elect to terminate his employment following a change of control and receive these payments.

     In connection with his employment by our company, Mr. Hirsch received stock options for the purchase of up to 3,000,000 shares of our common stock with an exercise price of $0.02 per share, which was the market price at the time of grant.

     Effective February 15, 2006, Mr. Hirsch resigned as our Chief Executive Officer but has continued to serve as Chairman of our Board of Directors. On February 15, 2006, our company and Mr. Hirsch entered into a waiver and amendment to the Executive Employment Agreement whereby Mr. Hirsch agreed, among other things, to work with Mr. Tintor for six months as part of the Company’s transition to our new Chief Executive Officer, and to continue to act as Chairman for a period of two years after we have received funding of at least $25,000,000.

     Effective October 18, 2006, we entered into an Amended and Restated Waiver Agreement And Amendment Of Employment Agreement with Mr. Hirsch which superseded and replaced the waiver and amendment to the Executive Employment Agreement. Its provisions included the requirement that we pay to Mr. Hirsch all of his accrued consulting fees for services provided by Mr. Hirsch to our company between May 1, 2001 and October 19, 2003 (totaling $295,000), and all of his accrued and unpaid salary (totaling $600,000 as of December 31, 2006), on the earlier of the closing date of: (a) a registered equity offering and/or a debt project financing in which we raised not less than the aggregate of $25,000,000; or (b) a “Significant Transaction,” which is defined to mean a significant transaction in which (i) any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, or (ii) there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Nord or of assets of Nord valued at $12,000,000 or greater. The provision automatically terminated on February 15, 2007, and the accrued salary and accrued consulting fees continue to be an amount payable by our company to Mr. Hirsch on demand.

     The Amended and Restated Waiver Agreement And Amendment Of Employment Agreement also provides that:

Mr. Hirsch’s base salary in his capacity as Chairman from February 15, 2006, to February 15, 2007 continued at $200,000 per annum, and was reduced to $100,000 per annum thereafter.

Notwithstanding Mr. Hirsch’s retirement, resignation or termination for any reason other than for Cause (as defined in the Executive Employment Agreement) or as a result of a Significant Transaction in which any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Nord shall continue to provide health insurance benefits to Mr. Hirsch until he reaches the age of 65.

Since a Significant Transaction did not occur by February 15, 2007, Mr. Hirsch has the right, subject to the approval of our board of directors, to be appointed the President and Chief Executive Officer on the terms and subject to payment of an annual salary to be agreed between Nord and Mr. Hirsch.

If Nord enters into an agreement with respect to a Significant Transaction in which any person, together with all affiliates and associates of such person, shall become the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Mr. Hirsch will voluntarily resign as Chairman or, if applicable, as the President and Chief Executive Officer, effective immediately prior to the completion of the Significant Transaction.

In the event that Mr. Hirsch ceases to be employed by Nord (other than by way of termination for Cause) in connection with the completion of a Significant Transaction other than one in which any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Nord shall provide to Mr. Hirsch the payments and benefits set forth in the following sections of the Executive Employment Agreement, subject to execution and delivery by Mr. Hirsch to our company of a mutual and general release of claims:

(a) Section 7(g)(i)(A), which requires our company to pay the Accrued Obligations (as defined in the Executive Employment Agreement) in a lump sum within sixty (60) days following termination of employment,

(b) Section 7(g)(i)(B), which contemplates the payment to Mr. Hirsch of an amount equal to three times the Mr. Hirsch’s Base Salary (as defined in the Executive Employment Agreement), payable in a lump sum within sixty (60) days following termination of employment,

(c) Section 7(g)(i)(C), which provides that if Nord elects continuation of coverage of medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, Nord will pay 100% of such premiums for the first 18 months of coverage, and

(d) Section 7(g)(i) (D), which contemplates payment of premiums necessary for continuation of any Supplemental Disability Policy (as defined in the Executive Employment Agreement) or, at the election of Nord, a lump sum amount equal to the aggregate premiums to be paid thereon, in either case for a period of 18 months following the effective date of termination; provided, however, that in lieu of the payments and benefits set forth in sections 7(g)(i)(C) and Section 7(g)(i)(D) of the Executive Employment Agreement, and in full payment and satisfaction Nord’s obligations to Mr. Hirsch in respect thereof, Nord may in its sole discretion elect to pay to Mr. Hirsch the sum of $9,000 in cash no later than the closing date of the Significant Transaction.

In the event of the completion of a Significant Transaction in which any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Mr. Hirsch will not be entitled to receive the compensation contemplated by Section 7(g)(i)(B) of the Executive Employment Agreement, but Mr. Hirsch will be entitled to receive the payments and benefits set out in the following sections of the Employment Agreement: Section 7(g)(i)(A), Section 7(g)(i)(C), and Section 7(g)(i) (D); provided, however, that in lieu of the payments and benefits set forth in sections 7(g)(i)(C) and Section 7(g)(i)(D) of the Executive Employment Agreement, and in full payment and satisfaction our company’s obligations to Mr. Hirsch in respect thereof, Nord may in its sole discretion elect to pay to Mr. Hirsch the sum of $9,000 in cash no later than the closing date of the Significant Transaction.

Nicholas Tintor

     On February 15, 2006, Nicholas Tintor accepted our offer to serve as President and Chief Executive Officer of our Company pursuant to a letter agreement that contemplated the execution and delivery of a definitive Executive Employment Agreement between our company and Mr. Tintor within 30 days of the date of his acceptance of our offer.

     We agreed to pay Mr. Tintor a signing bonus of $150,000, payable as to $75,000 as soon as practicable following the adoption of a formal stock incentive plan and $75,000 on the one-year anniversary of his acceptance. The bonus was to be paid in shares of common stock, to be issued as fully paid and non-assessable at a deemed issue price per share equal to the market price of our common stock, less a 15% discount to reflect their status as “restricted securities” with the meaning assigned in Rule 144 under the Securities Act of 1933, as amended. On May 12, 2006, we issued 176,471 shares of our common stock to Mr. Tintor in payment of the initial $75,000 installment of the signing bonus; the shares were valued at $88,236 at the time of issuance. Additionally, we granted Mr. Tintor 500,000 options to purchase shares of common stock with a term of three years.

     Mr. Tintor resigned as our President and Chief Executive Officer effective August 21, 2006, and we subsequently entered into a settlement agreement with Mr. Tintor. At the time of his resignation, we and Mr. Tintor had been negotiating the terms of the definitive Executive Employment Agreement in good faith. The term of his Executive Employment Agreement was to have been for three years and his initial salary was fixed at $6,000 per month, increasing to $200,000 per annum contingent and effective upon our receiving funding of at least $25,000,000. Mr. Tintor’s salary was being accrued but unpaid until such time as our company received such funding.

     Under the settlement agreement, in consideration of a mutual release of claims, we paid Mr. Tintor $70,000 in cash upon execution of the agreement on September 29, 2006, and we paid an additional $163,000 to Mr. Tintor by issuing a total of 139,880 fully paid and non-assessable shares of common stock to him on January 7, 2007. The 500,000 options that had been granted to Mr. Tintor were cancelled on September 29, 2006 pursuant to the settlement agreement.

Erland A. Anderson

     On January 2, 2004, we entered into an Executive Employment Agreement with Erland A. Anderson to serve as our President. The term of this agreement is for three years, and the agreement is subject to automatic renewal for successive one year periods unless cancelled by either of the parties. Mr. Anderson’s base salary under the agreement is $150,000 annually. Mr. Anderson is also entitled to participate in a formal incentive stock option plan, once adopted by us. Additionally, Mr. Anderson is entitled to participate in all health, insurance, retirement and other benefits provided to our other senior executives pursuant to authorization by our Board of Directors. Absent a change in control, if we terminate Mr. Anderson for any reason not for cause (other than due to death or disability), we must pay to Mr. Anderson (i) accrued unpaid salary, bonuses and expenses, if any, (ii) his base salary for the greater of the remaining term and 12 months, and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event we terminate Mr. Anderson for any reason other than for death/disability or cause, we are required to pay Mr. Anderson all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his base salary, and we are required to pay for his health, dental, and disability insurance premiums for 18 months. Mr. Anderson may also elect to terminate his employment following a change of control and receive these payments.

     In connection with his employment with our company, Mr. Anderson received stock options for the purchase of up to 1,500,000 shares of our common stock with an exercise price of $0.02 per share, which was the market price at the time of grant. In January 2006, Mr. Anderson voluntarily surrendered half of these options for cancellation, and received in exchange 675,000 options with a grant date of February 1, 2006 and exercisable for five years at a price of $0.50 per share.

     Effective February 15, 2006, Mr. Anderson resigned as our President and was appointed as Executive Vice President and Chief Operating Officer. On February 15, 2006, we entered into a waiver and amendment to the Executive Employment Agreement with Mr. Anderson to revise the Executive Employment Agreement in light of Mr. Anderson’s new appointments and to confirm the waiver of any rights that he may have had under such Agreement in respect of Nicholas Tintor’s appointment as President and the changes to the composition of the Board of Directors.

     In light of Mr. Tintor’s resignation as an officer of our company, Mr. Anderson was appointed as our President and Chief Executive Officer on an interim basis.

     Effective October 18, 2006, we entered into an Amended and Restated Waiver Agreement And Amendment Of Employment Agreement with Mr. Anderson which supersedes and replaces the waiver and amendment to the Executive Employment Agreement. It provides for, among other things, an amendment to section 3(a) of the Executive Employment Agreement such that it provided that Mr. Anderson shall serve as the President and Chief Executive Officer; provided, however, that Mr. Anderson was to resign as President and Chief Executive Officer and assume the office of Chief Operating Officer in the event that Mr. Hirsch exercised his rights to be appointed at the President and Chief Executive Officer subject to the approval of the Board of Directors. Its provisions also included the requirement that we pay to Mr. Anderson all of his accrued and unpaid salary (totaling $385,833 as of December 31, 2006), on the earlier of the closing date of: (a) a registered equity offering and/or a debt project financing in which we raise not less than the aggregate of $25,000,000; or (b) a Significant Transaction. The provision automatically terminated on February 15, 2007, and the accrued salary continues to be an amount payable by our company to Mr. Anderson on demand.

     The Amended and Restated Waiver Agreement And Amendment Of Employment Agreement also provides that:

If Nord enters into an agreement with respect to a Significant Transaction in which any person, together with all affiliates and associates of such person, shall become the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Mr. Anderson will voluntarily resign as the President and Chief Executive Officer, or, if applicable, as the Chief Operating Officer, effective immediately prior to the completion of the Significant Transaction.

In the event that Mr. Anderson ceases to be employed by Nord (other than by way of termination for Cause) in connection with the completion of a Significant Transaction other than one in which any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Nord shall provide to Mr. Anderson the payments and benefits set forth in the following sections of the Executive Employment Agreement, subject to execution and delivery by Mr. Anderson to Nord of a mutual and general release of claims:

(a) Section 7(g)(i)(A), which requires Nord to pay the Accrued Obligations (as defined in the Executive Employment Agreement) in a lump sum within sixty (60) days following termination of employment,

(b) Section 7(g)(i)(B), which contemplates the payment to Mr. Anderson of an amount equal to three times the Mr. Anderson’s Base Salary (as defined in the Executive Employment Agreement), payable in a lump sum within sixty (60) days following termination of employment,

(c) Section 7(g)(i)(C), which provides that if Nord elects continuation of coverage of medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, Nord will pay 100% of such premiums for the first 18 months of coverage, and

(d) Section 7(g)(i) (D), which contemplates payment of premiums necessary for continuation of any Supplemental Disability Policy (as defined in the Executive Employment Agreement) or, at the election of our company, a lump sum amount equal to the aggregate premiums to be paid thereon, in either case for a period of 18 months following the effective date of termination;

provided, however, that in lieu of the payments and benefits set forth in sections 7(g)(i)(C) and Section 7(g)(i)(D) of the Executive Employment Agreement, and in full payment and satisfaction Nord’s obligations to Mr. Anderson in respect thereof, Nord may in its sole discretion elect to pay to Mr. Anderson the sum of $24,000 in cash no later than the closing date of the Significant Transaction.

In the event of the completion of a Significant Transaction in which any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Mr. Anderson will not be entitled to receive the compensation contemplated by Section 7(g)(i)(B) of the Executive Employment Agreement, but Mr. Anderson will be entitled to receive $150,000 and the payments and benefits set out in the following sections of the Employment Agreement: Section 7(g)(i)(A), Section 7(g)(i)(C), and Section 7(g)(i) (D); provided, however, that in lieu of the payments and benefits set forth in sections 7(g)(i)(C) and Section 7(g)(i)(D) of the Executive Employment Agreement, and in full payment and satisfaction our company’s obligations to Mr. Anderson in respect thereof, Nord may in its sole discretion elect to pay to Mr. Anderson the sum of $24,000 in cash no later than the closing date of the Significant Transaction.

     Mr. Anderson was appointed Executive Vice President and Chief Operating Officer effective April 23, 2007. Given his increased responsibilities, the Board of Directors authorized an increase in his salary to $175,000 effective July 9, 2007.

John T. Perry

     Effective April 1, 2005, we hired John Perry as our Senior Vice President and Chief Financial Officer. In connection with his hiring, we executed a memorandum of understanding with Mr. Perry which states that for employment services rendered, Mr. Perry will be compensated on a monthly basis with 20,000 shares of common stock until such time that we receive funding of at least $10,000,000. Additionally, we agreed to issue 500,000 shares of common stock to Mr. Perry as a signing bonus, of which 250,000 were issued upon the execution of the memorandum of understanding, and the remaining 250,000 was issued in April 2006. We also issued stock options to Mr. Perry entitling him to purchase up to 500,000 shares of our common stock, exercisable for a term of five years, as follows: (a) 200,000 shares at an exercise price of $0.30 per share; (b) 100,000 at an exercise price of $0.40 per share; (c) 100,000 at an exercise price of $0.50 per share; and (d) 100,000 at an exercise price of $0.60 per share.

     On April 18, 2005, we entered into an employment agreement with Mr. Perry to serve as our Senior Vice President and Chief Financial Officer. The term of this agreement is for two years, and the agreement is subject to automatic renewal for successive one year periods unless cancelled by either of the parties. Mr. Perry’s base salary under the agreement is $175,000 annually, although Mr. Perry has agreed to accept 20,000 shares of common stock per month under his memorandum of understanding with us, in lieu of cash salary, until we have received funding of at least $10,000,000. The agreement also confirms that Mr. Perry will be compensated in the form of common shares of our company until such time as we complete a financing of at least $10,000,000. Given our completion of an unregistered offering of special warrants in June 2007, Mr. Perry now receives his salary in cash. In addition, Mr. Perry is entitled to participate in any formal incentive stock option plan adopted by us, including the 2006 Stock Incentive Plan. Mr. Perry is also entitled to participate in all health, insurance, retirement and other benefits provided to our other senior executives pursuant to authorization by our Board of Directors. Absent a change in control, if we terminate Mr. Perry for any reason not for cause, we must pay Mr. Perry’s salary and health and dental insurance premiums for the greater of the remainder of the term or 12 months. Following a change in control, in the event we terminate Mr. Perry for any reason other than for death/disability or cause, we are required to pay Mr. Perry all accrued unpaid salary, bonuses, expenses, a lump sum equal to three times his base salary, and we are required to pay for his health, dental, and disability insurance premiums for 18 months. Mr. Perry may also elect to terminate his employment following a change of control and receive these payments.

     On February 15, 2006, we entered into a waiver agreement with Mr. Perry to confirm the waiver of any rights that he may have had under his Executive Employment Agreement with respect to the changes to the composition of the Board of Directors.

     Effective October 18, 2006, our company entered into an Amendment Of Employment Agreement with Mr. Perry. Its provisions include the following:

If we enter into an agreement with respect to a Significant Transaction in which any person, together with all affiliates and associates of such person, shall become the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Mr. Perry will voluntarily resign as Senior Vice President and Chief Financial Officer, effective immediately prior to the completion of the Significant Transaction.

In the event that Mr. Perry ceases to be employed by Nord (other than by way of termination for Cause) in connection with a Significant Transaction other than one in which any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Nord shall provide to Mr. Perry the payments and benefits set forth in the following sections of the Executive Employment Agreement, subject to execution and delivery by Mr. Perry to Nord of a mutual and general release of claims:

(a) Section 7(g)(i)(A), which requires Nord to pay the Accrued Obligations (as defined in the Executive Employment Agreement) in a lump sum within sixty (60) days following termination of employment,

(b) Section 7(g)(i)(B), which contemplates the payment to Mr. Perry of an amount equal to three times the Mr. Perry’s Base Salary (as defined in the Executive Employment Agreement), payable in a lump sum within sixty (60) days following termination of employment,

(c) Section 7(g)(i)(C), which provides that if Nord elects continuation of coverage of medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, Nord will pay 100% of such premiums for the first 18 months of coverage, and

(d) Section 7(g)(i) (D), which contemplates payment of premiums necessary for continuation of any Supplemental Disability Policy (as defined in the Executive Employment Agreement) or, at the election of our company, a lump sum amount equal to the aggregate premiums to be paid thereon, in either case for a period of 18 months following the effective date of termination;

provided, however, that in lieu of the payments and benefits set forth in sections 7(g)(i)(C) and Section 7(g)(i)(D) of the Executive Employment Agreement, and in full payment and satisfaction Nord’s obligations to Mr. Perry in respect thereof, Nord may in its sole discretion elect to pay to Mr. Perry a lump sum in cash equal to the aggregate of the premiums that would have been payable during the 18 months following the closing date of the Significant Transaction on the assumption that the premiums would be assessed and charged during that period at the same respective rates in force on the date of such payment.

In the event of the completion of a Significant Transaction in which any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of Nord representing or convertible into 51% or more of the common stock of Nord, Mr. Perry will not be entitled to receive the compensation contemplated by Section 7(g)(i)(B) of the Executive Employment Agreement, but Mr. Perry will be entitled to receive $225,000 and the payments and benefits set out in the following sections of the Employment Agreement: Section 7(g)(i)(A), Section 7(g)(i)(C), and Section 7(g)(i) (D); provided, however, that in lieu of the payments and benefits set forth in sections 7(g)(i)(C) and Section 7(g)(i)(D) of the Executive Employment Agreement, and in full payment and satisfaction Nord’s obligations to Mr. Perry in respect thereof, Nord may in its sole discretion elect to pay to Mr. Perry a lump sum in cash equal to the aggregate of the premiums that would have been payable during the 18 months following the closing date of the Significant Transaction on the assumption that the premiums would be assessed and charged during that period at the same respective rates in force on the date of such payment.

     Mr. Perry was appointed President and Chief Executive Officer effective April 23, 2007. Given his increased responsibilities, the Board of Directors authorized an increase in his salary to $200,000 effective June 1, 2007.

Effect of Recent Financing Transactions

     Our company entered into a Credit Agreement dated as of June 28, 2007 with Nedbank Limited, as administrative agent and lead arranger. The Credit Agreement provides for a $25 million secured term loan credit facility that will be used by our company to assist in financing the construction, start-up and operation of the Johnson Camp Mine. The Credit Agreement contemplates a series of term loans to be funded from time to time by a syndicate of lenders in response to draw-down requests by our company, with the aggregate amount of all term loans being $25 million.

     The availability of the loan facility contemplated by the Credit Agreement, and the special warrant financing completed by our company on June 5, 2007, has permitted us to repay all amounts accrued and outstanding under our executive employment agreements with Mr. Hirsch, Mr. Anderson and Mr. Perry. In addition, Mr. Perry is now entitled to be paid his salary in cash rather than in shares of common stock.

Performance Incentive Plan

     On July 31, 2007, we adopted a performance incentive plan (the “Performance Plan”) for the purpose of retaining and providing an incentive to certain key employees involved in restarting and commissioning the Johnson Camp Mine (the “JCM”). The Performance Plan covers the period of time from July 1, 2007 to December 31, 2008 and bases its payouts on the achievement of certain key targets and milestones associated with the restart and commissioning of the JCM. The key targets and milestones are as follows:

Weight
Target or Milestone	%
First production of cathode	20%
Commencement of mining operations	10%
Completion of mining construction	10%
Achievement of the production of approximately 1,000,000 lbs of cathode, on a monthly basis	10%
Achievement of the production of approximately 2,000,000 lbs of cathode, on a monthly basis	20%
Restart and commissioning capital expenditure of less than a certain amount	20%
- Self funding upside of 150% if capital expenditures are equal to or less than a certain amount
Safety – # of Lost Time Incidents during plan period	10%

     Our Compensation Committee is responsible for administering the Plan, including selecting employees eligible to participate in the Performance Plan, determining their participation level and establishing key target dates for payments to be made under the Performance Plan.

     Under the Performance Plan, the achievement of targets or milestones is not on an “all or nothing” basis. If a milestone is achieved later than the target date set by the Compensation Committee, it will still have been achieved; however, it will have been achieved at less than 100%. The level of achievement reached with respect to the established targets or milestones will be determined by the Chief Executive Officer and President, subject to approval by the Compensation Committee

     In August of 2007, the Compensation Committee selected the employees entitled to participate in the Performance Plan and set the key target dates and payout levels under the Performance Plan. John Perry, our President and Chief Executive Officer, and Erland A. Anderson, our Executive Vice President and Chief Operating Officer, are both participants under the Performance Plan and are entitled to a maximum payout of up to 110% of their base salary during the plan period if all targets or milestones are met at 100%.

Compensation of Directors

     The following table summarizes the compensation of our company’s directors for the year ended December 31, 2006:

				Non-Equity	Non-qualified
	Fees			Incentive	Deferred
	Earned or			Plan	Compen-	All Other
	Paid in	Stock Awards	Option	Compen-	sation	Compen-
	Cash	(2)	Awards (3)	sation	Earnings	sation	Total
Name(1)	($)	($)	($)	($)	($)	($)	($)

Doug Hamilton	34,500(4)	35,000(5)	114,285	-	-	-	183,785

Stephen Seymour	12,000(6)	21,875(5)	114,285	-	-	-	148,160

John Cook	22,500(7)	28,436(5)	114,285	-	-	-	165,221

Wade Nesmith(8)	86,250(9)	41,563(5)	114,285 (10)	-	-	-	242,098

Notes

(1)

Ronald Hirsch and John Perry, members of our board of directors, are named executive officers and did not receive any compensation as a director that has not been disclosed in the summary compensation table above.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of DSUs granted in 2006 in accordance with SFAS 123R. Fair value is calculated using the average of the high and low price of our stock on the trading day prior to the date of grant. The outstanding DSUs for the directors at December 31, 2006 are as follows: Douglas Hamilton (40,342 DSUs), Stephen Seymour (25,214 DSUs), John Cook (32,778 DSUs) and Wade Nesmith (47,907 DSUs).

(3)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the directors in 2006, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the options, refer to Note 1 under the heading “Stock-Based Compensation” and Note 8 under the heading “Stock Options” in our consolidated financial statements in the Form 10-KSB for the year ended December 31, 2006 as filed with the SEC. The outstanding stock option awards for the directors at December 31, 2006 are as follows: Ronald Hirsch (none), Douglas Hamilton (200,000), Stephen Seymour (200,000), John Cook (200,000) and Wade Nesmith (200,000).

(4)	Cash fees totaling $34,500, of which $30,000 was deferred. The deferred amount was paid on June 13, 2007.
(5)

Fair value of deferred stock units issued pursuant to our Company’s 2006 Stock Incentive Plan. In January 2007, we issued 25,651 shares of common stock to John Cook in settlement of 25,651 deferred stock units. In May, 2007, we issued 64,376 shares of common stock to Wade Nesmith in settlement of 64,376 deferred stock units.

(6)	Cash fees totaling $12,000, of which $7,500 was deferred. The deferred amount was paid on June 13, 2007.
(7)	Cash fees totaling $22,500, all of which was deferred. The deferred amount was paid on June 13, 2007.
(8)	Mr. Nesmith resigned as a director effective March 29, 2007.
(9)	Cash fees totaling $86,250, of which $63,750 was deferred. The deferred amount was paid on June 19, 2007.
(10)	Includes $26,086 attributable to options that were subsequently forfeited in March 2007 at the time of Mr. Nesmith’s resignation.

     On June 11, 2007, the Board of Directors granted 150,000 common stock purchase options to each of Ronald Hirsch, John Perry, Stephen Seymour, Douglas Hamilton, John Cook and Sean Harvey. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable for a period of ten years at a price of $0.68 per share. One-third of the options vested on the grant date and the remaining options will vest as to one-third on each of the first and second anniversaries of the grant date.

     On July 11, 2007 the Board of Directors granted options to acquire 125,000 and 275,000 shares of common stock to Stephen Seymour and Ronald Hirsch, respectively. These options were granted pursuant to our 2006 Stock Incentive Plan, and are exercisable for a period of ten years at a price of $0.85 per share. One-third of the options vested on the grant date and the remaining options will vest as to one-third on each of the first and second anniversaries of the grant date.

     The Board of Directors has approved a compensation structure for our non-executive directors which is designed to fairly pay non-executive directors for work required while aligning the interests of the non-executive directors with the long-term interests of stockholders.

     Non-executive directors are entitled to receive a $25,000 annual retainer, with an additional $15,000 payable annually to the Chairman of the Audit Committee and $7,500 payable annually to the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee. All of these fees are payable in stock, restricted stock, restricted stock units, or such other equity-based compensation as the Board of Directors determines.

     To date, the equity-based fees have been payable in common stock pursuant to our 2006 Stock Incentive Plan. The non-executive directors have limited rights, exercisable within applicable time limits, to elect to have any percentage of such awards, and any percentage of cash fees, payable in deferred stock units (the “DSUs”). Each of our non-executive directors exercised such rights in respect of the equity-based fees payable to him for the 2006 fiscal year. Accordingly, all retainer fees paid during fiscal 2006 were paid in DSUs. The DSUs are subject to the 2006 Stock Incentive Plan. DSUs are awarded on a quarterly basis at the end of March, June, September and December, or as otherwise determined by the administrator of the 2006 Stock Incentive Plan. The number of DSUs awarded each quarter is calculated by dividing the total fees payable to each director for that quarter by the fair market value of our common stock, determined in accordance with the 2006 Stock Incentive Plan. Each DSU is the economic equivalent of one share of our common stock. The DSUs will be converted into shares of common stock upon the director’s termination of service, or as otherwise provided in their individual deferral election.

     The non-executive directors are also entitled to receive attendance fees of $1,500 per meeting for each board and committee meeting (except for members of the Executive Committee who will not receive additional attendance fees), payable in cash.

     We paid cash fees to our non-executive directors totaling $31,500 during the year ended December 31, 2006, as follows:

Name	Amount of Cash Fees Paid
Wade Nesmith	$22,500
Doug Hamilton	4,500
Stephen Seymour	4,500
$31,500

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE.
DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST

PROPOSAL NUMBER TWO:

APPROVAL OF AMENDMENT TO AMENDED CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The stockholders are being asked to approve an amendment to the Company’s Amended Certificate of Incorporation (the “Amended Certificate”) to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. On August 15, 2007, the Company’s Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting. A copy of the proposed amendment to our Amended Certificate effecting the increase in our authorized shares is attached hereto as Exhibit A. The Board of Directors determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders.

     If this proposed amendment is approved by the stockholders, the Board of Directors may proceed to file the amendment at any future time, thereby making the increase in authorized capital effective. The Board of Directors may, in its discretion, abandon the amendment to increase the authorized capital at any future time. If stockholder approval is obtained and the Board of Directors determines that it is in the best interests of the Company and its stockholders to proceed with the increase in authorized capital, the Board of Directors will, at its discretion, file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Amended Certificate increasing the Company’s authorized capital as set forth in this proposal.

     The Amended Certificate currently authorizes the issuance of up to 100,000,000 shares of stock, of which 100,000,000 shares are designated as common stock, $.01 par value per share. Of the 100,000,000 shares of common stock currently authorized, as of the close of business on July 31, 2007, there were 35,271,685 shares of common stock issued and outstanding. In addition, as of July 31, 2007, the Company has reserved up to approximately 58,043,659 shares of common stock for issuance pursuant to outstanding options, warrants and special warrants.

Reasons for Increase

     The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. The Company considers from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise. Without an increase in the shares of common stock authorized for issuance, the Company might not be able to conclude any such transaction in a timely fashion. The Company has not entered into any acquisition agreement, financing agreement or other arrangement whereby it is obligated to issue additional shares of its common stock which could not be completed without the contemplated increase to the Company’s authorized capital that is the subject of this proposal.

Effect of Increase

     If the stockholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of the stockholders of the Company, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any national securities exchange on which shares of common stock of the Company may then be listed. Under the Company’s Amended Certificate, the Company’s stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of common stock. In addition, if the Board of Directors elects to cause the Company to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.

     The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board of Directors in proposing the amendment. For example, if the Board of Directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware of any attempt or plan to obtain control of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION INCREASING
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

PROPOSAL NUMBER THREE:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     Mayer Hoffman McCann P.C. has been appointed as our independent registered public accountants of the Company for the year ending December 31, 2007. Mayer Hoffman McCann P.C. audited the Company’s financial statements for the years ended December 31, 2006 and 2005.

     The Company anticipates that a representative of Mayer Hoffman McCann P.C. will be present at the annual meeting. The representative will have the opportunity to make a statement if they desire to do so. It is expected the representative will not be available to respond to questions.

     In the event ratification by the stockholders of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants is not obtained, our Board of Directors will reconsider such appointment.

Principal Accountant Fees and Services

     Mayer Hoffman McCann P.C. performed the services listed below and was paid the fees listed below for the fiscal years ended December 31, 2006 and 2005:

Audit Fees
2006	2005
$272,289	$264,850

     Audit Fees consists of fees billed for professional services rendered for the audits of our financial statements, reviews of interim financial statements included in quarterly reports, services performed in connection with filings with the SEC and related comfort letters and other services that are normally provided by Mayer Hoffman McCann P.C. in connection with statutory and regulatory filings or engagements.

Audit - Related Fees
2006	2005
None	None

     Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees
2006	2005
$71,961	$51,975

     Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

All Other Fees
2006	2005
None	$2,475

     All Other Fees consists of fees billed for accounting services related to stock options and financing matters.

Pre-Approval of Services by the Independent Auditor

     The Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor, Mayer Hoffman McCann P.C. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by Mayer Hoffman McCann P.C. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by Mayer Hoffman McCann P.C. which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by Mayer Hoffman McCann P.C. The Audit Committee was formed in February of 2006. Since that time, the Audit Committee has approved all of the audit and permitted non-audit services performed by Mayer Hoffman McCann P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO
RATIFY THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE
YEAR ENDING DECEMBER 31, 2007

FORWARD–LOOKING STATEMENTS

     This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

FUTURE STOCKHOLDER PROPOSALS

     It is anticipated that the release date for the Company’s proxy statement and form of proxy for this current annual meeting of stockholders will be September 14, 2007. The deadline for submission of stockholder proposals to be included in the proxy statement and form of proxy for the Company’s next Annual Meeting of stockholders will be May 16, 2008. Stockholder proposals must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company’s proxy statement for that meeting.

     For any stockholder that intends to present a proposal that will not be included in the proxy statement for the Company’s 2007 Annual Meeting, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on July 31, 2008 and advise stockholders in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on July 31, 2008.

     Proposals or notices of intention to present proposals should be addressed to: John T. Perry, President, Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at One Station Place, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding our company.

By Order of the Board of Directors of Nord Resources Corporation

Ronald A. Hirsch
Chairman of the Board

September 14, 2007

EXHIBIT A:

CERTIFICATE OF AMENDMENT
TO THE
AMENDED CERTIFICATE OF INCORPORATION
OF
NORD RESOURCES CORPORATION

It is hereby certified that:

     1. The name of the corporation (hereinafter called the “Corporation”) is NORD RESOURCES CORPORATION and the certificate of incorporation of the Corporation was filed on January 18, 1971.

     2. The amended certificate of incorporation of the Corporation is hereby amended by striking the first paragraph of Article 4 thereof and by substituting in lieu of said Article the following new first paragraph of Article 4:

“4: The total number of shares of stock which the Corporation has authority to issue is Two Hundred Million (200,000,000) and the par value of each such share is One Cent, $0.01, amounting in the aggregate to Two Million ($2,000,000) Dollars.”

     3. The foregoing was duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law by resolution of the Board of Directors of the Corporation on August 15, 2007 and approved by the holders of a majority of the capital stock outstanding and entitled to vote at the annual meeting of stockholders of the Corporation on ______________________, 2007.

Signed as of the ______day of _______________, 2007.

_______________________________________
John T. Perry
Secretary

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203
Tucson, Arizona 85705

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erland A. Anderson and John T. Perry as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Nord Resources Corporation held of record by the undersigned on Septmber 6, 2007, at the Annual Meeting of Stockholders to be held at the Holiday Inn Express located at 620 East Wetmore Road, Tucson, Arizona, 85705, on October 17, 2007 or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
NORD RESOURCES CORPORATION
October 17, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 1 THROUGH 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (see instruction below)

Instruction: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold as shown here: ■

Nominees:

☐ Ronald A. Hirsch

☐ John T. Perry

☐ Stephen D. Seymour

☐ Douglas P. Hamilton

☐ John F. Cook

☐ T. Sean Harvey

Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR proposals 2 and 3. This proxy will also be voted in the discretion of the holders hereof in favor of any proposal to adjourn or postpone the Meeting, and upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder: Date:	Signature of Stockholder: Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.